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                                                                   EXHIBIT 23(D)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-81940 of Duke Energy Corporation on Form S-3 of our report dated January 18, 2001, appearing in the Annual Report on Form 10-K of Duke Energy Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
March 8, 2002